                                                                    EXHIBIT 99.1

(TBC CORPORATION LOGO)

                                  NEWS RELEASE




         7111 FAIRWAY DRIVE O SUITE 201 O PALM BEACH GARDENS, FL 33418
                  O PHONE (561) 227-0955 O FAX (561) 775-4993


For Further Information Contact:
TBC Corporation                                     Investors:
Thomas W. Garvey                                    Brod & Schaffer, LLC
Executive V.P. & Chief Financial Officer            Betsy Brod/Jonathan Schaffer
(561) 227-0955                                      (212) 750-5800



                        TBC REPORTS THIRD QUARTER RESULTS
           -- NET INCOME INCREASES 9% INCLUDING IMPACT OF HURRICANES--
               --NTB PERFORMS IN LINE WITH COMPANY EXPECTATIONS--
                   --COMPANY UPDATES 2004 FINANCIAL GUIDANCE--


PALM BEACH GARDENS, FL - OCTOBER 25, 2004 - TBC CORPORATION (NASDAQ: TBCC), one of the nation's leading marketers of automotive replacement tires, today reported sales and earnings for the third quarter and nine months ended September 30, 2004.

Net sales in the third quarter increased 31.5% to $476.5 million compared to $362.4 million in the prior-year period. TBC continued to increase market share as evidenced by the 9.9% total unit tire sales increase compared to the 3.6% decrease in unit shipments by tire manufacturers in the third quarter based on preliminary reports. Same store sales for TBC's retail segment decreased 1.7% in the third quarter primarily due to the effects of Hurricanes Charley, Frances, Ivan and Jeanne.

Net income increased 9.0% to $10.9 million, or $0.47 per diluted share, during the current quarter versus $10.0 million, or $0.44 per diluted share, in the third quarter of 2003. Earnings in the current quarter reflect a negative impact of $0.12 per diluted share due to the four major hurricanes, which is in line with the Company's previously issued guidance on October 4, 2004. The results for 2003 have been restated to reflect the company-wide adoption of the FIFO inventory costing method.

The Company's wholesale business generated improved profitability for the quarter due to favorable pricing and sales mix, as well as aggressive cost containment, despite a decline in unit sales. Inclement weather in Florida and the Eastern United States affected the Company's retail business. However, NTB performed in line with Company expectations.

TBC Corp. Third Quarter Earnings Release


"In a retail environment that remains challenging and despite unprecedented hurricane activity, we delivered strong top- and bottom-line growth over last year," commented Larry Day, TBC President and Chief Executive Officer. "We see opportunities at our retail locations for upside in both pricing and product/service mix. Additionally, we expect a solid fourth quarter contribution from NTB which continues to execute on plan and we are encouraged by the foundation established. However, overall retail demand for tires continues to be challenging due to the short-term effects of higher gasoline prices. As a result, we have adjusted our fourth quarter and full-year outlook to reflect these market factors."

For the nine months ended September 30, 2004, net sales rose 44.2% to $1,366.8 million compared to $947.8 million in the prior-year period. Total unit tire sales increased 19.1% during the nine months ended September 30, 2004 compared to a 3.4% increase in unit shipments by tire manufacturers based on preliminary reports. Same store sales for TBC's retail segment increased 1.7% for the nine months ended September 30, 2004. Net income grew 13.0% to $25.6 million, or $1.10 per diluted share, versus $22.6 million, or $1.00 per diluted share, reported a year ago. Results for the first nine months of 2004 reflect the $0.12 per diluted share negative impact from the four major hurricanes, the negative impact of EITF 02-16 of $0.08 per diluted share related to the Company's new purchase agreement with a major supplier, partially offset by the company-wide adoption of the FIFO inventory costing method which added $0.02 per diluted share. Excluding the impact of the hurricanes and the change in accounting treatments, TBC would have reported $1.28 per diluted share in the first nine months of 2004. The results for 2003 have been restated to reflect the company-wide adoption of the FIFO inventory costing method.

For the 2004 full year, the Company expects earnings to be in the range of $1.60 to $1.64 per diluted share which includes both the $0.12 per diluted share impact of the hurricanes and the $0.06 per diluted share for the impact of both EITF 02-16 and the company-wide adoption of the FIFO inventory costing method. Earnings for the fourth quarter are expected to be in the range of $0.50 to $0.54 per diluted share.

At September 30, 2004, the Company had a combined total of 1,171 stores in its retail network with 602 Company-operated locations and 569 franchised Big O stores, representing a 28% increase in the Company's store base, or 253 locations, since September 30, 2003. Exclusive of any further acquisitions, the Company expects to add an additional 11 retail locations in the last quarter of 2004.

TBC Corporation will host a conference call on Tuesday, October 26, 2004, at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time, to discuss third quarter results. A live Webcast of the conference call will be available by visiting the Company's Web site, www.tbccorp.com. The Webcast will be archived at TBC's Web site until November 26, 2004.

TBC Corp. Third Quarter Earnings Release


ABOUT TBC: TBC Corporation is one of the nation's largest marketers of automotive replacement tires through a multi-channel strategy. The Company's retail operations include company-operated retail centers under the "Tire Kingdom", "Merchant's Tire & Auto Centers" and "National Tire & Battery" brands and franchised retail tire stores under the "Big O Tires" brand. TBC markets on a wholesale basis to regional tire chains and distributors serving independent tire dealers throughout the United States and in Canada and Mexico. The Company's proprietary brands of tires have a longstanding reputation for quality, safety and value.

TBC CORPORATION SAFE HARBOR STATEMENT

This document contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for future financial performance, which involve uncertainty and risk. It is possible that the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world; increased competitive activity; consolidation within and among competitors, suppliers and customers; unexpected changes in the replacement tire market; the Company's inability to attract as many new franchisees or open as many distribution outlets as stated in its goals; changes in the Company's ability to identify and acquire additional companies in the replacement tire industry and successfully integrate acquisitions and achieve anticipated synergies or savings; fluctuations in tire prices charged by manufacturers, including fluctuations due to changes in raw material and energy prices, changes in interest and foreign exchange rates; the cyclical nature of the automotive industry and the loss of a major customer or program. It is not possible to foresee or identify all such factors. Any forward-looking statements in this release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.



                                 (Tables Follow)

                                 TBC CORPORATION
                   RESTATED CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                                    THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                        SEPTEMBER 30,
                                                               -----------------------------       -----------------------------
                                                                                  RESTATED                             RESTATED
                                                                   2004             2003              2004               2003
                                                               -----------       -----------       -----------       -----------
NET SALES                                                      $   476,464       $   362,401       $ 1,366,795       $   947,789

COST OF SALES                                                      301,213           247,748           854,477           649,288
                                                               -----------       -----------       -----------       -----------

GROSS PROFIT                                                       175,251           114,653           512,318           298,501
                                                               -----------       -----------       -----------       -----------

EXPENSES:

        DISTRIBUTION EXPENSES                                       18,044            15,811            54,800            44,591

        SELLING, ADMINISTRATIVE AND RETAIL STORE EXPENSES          137,606            81,154           407,379           213,818

        INTEREST EXPENSE - NET                                       4,690             2,786            13,895             7,046

        OTHER (INCOME) EXPENSE - NET                                (1,904)             (869)           (3,275)           (2,288)
                                                               -----------       -----------       -----------       -----------

                                        TOTAL EXPENSES             158,436            98,882           472,799           263,167
                                                               -----------       -----------       -----------       -----------

INCOME BEFORE INCOME TAXES                                          16,815            15,771            39,519            35,334

PROVISION FOR INCOME TAXES                                           5,893             5,751            13,967            12,727
                                                               -----------       -----------       -----------       -----------

NET INCOME                                                     $    10,922       $    10,020       $    25,552       $    22,607
                                                               ===========       ===========       ===========       ===========

EARNINGS PER SHARE -

        BASIC                                                  $      0.49       $      0.46       $      1.15       $      1.05

        DILUTED                                                $      0.47       $      0.44       $      1.10       $      1.00

WEIGHTED AVERAGE COMMON SHARES
        OUTSTANDING -

        BASIC                                                       22,254            21,759            22,159            21,576

        DILUTED                                                     23,237            22,970            23,274            22,568


                                   (CONTINUED)

                                 TBC CORPORATION
                 RESTATED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                     ASSETS

                                                                                          RESTATED
                                                                         SEPTEMBER 30,   DECEMBER 31,
                                                                             2004           2003
                                                                         -------------   ------------
                                                                          (UNAUDITED)     (UNAUDITED)
CURRENT ASSETS:

        CASH AND CASH EQUIVALENTS ..................................        $  3,204        $  2,645

        ACCOUNTS AND NOTES RECEIVABLE, LESS ALLOWANCE
               FOR DOUBTFUL ACCOUNTS OF $9,700 AT SEPTEMBER 30, 2004
               AND $8,260 AT DECEMBER 31, 2003

                         RELATED PARTIES ...........................          27,335          12,535
                         OTHER .....................................         128,130         109,962
                                                                            --------        --------

                         TOTAL ACCOUNTS AND NOTES RECEIVABLE .......         155,465         122,497

        INVENTORIES ................................................         284,870         264,810
        REFUNDABLE FEDERAL AND STATE INCOME TAXES ..................            --               296
        DEFERRED INCOME TAXES ......................................          15,233          11,359
        OTHER CURRENT ASSETS .......................................          12,611          10,346
                                                                            --------        --------

                         TOTAL CURRENT ASSETS ......................         471,383         411,953
                                                                            --------        --------

PROPERTY, PLANT AND EQUIPMENT, AT COST:

        LAND AND IMPROVEMENTS ......................................          11,284          12,100
        BUILDINGS AND LEASEHOLD IMPROVEMENTS .......................         110,595         103,669
        FURNITURE AND EQUIPMENT ....................................         106,266          93,710
                                                                            --------        --------
                                                                             228,145         209,479
        LESS ACCUMULATED DEPRECIATION ..............................          73,878          56,618
                                                                            --------        --------

                         TOTAL PROPERTY, PLANT AND EQUIPMENT .......         154,267         152,861
                                                                            --------        --------

TRADEMARKS, NET ....................................................          15,824          15,824
                                                                            --------        --------

GOODWILL, NET ......................................................         169,532         169,184
                                                                            --------        --------

OTHER ASSETS .......................................................          39,490          34,368
                                                                            --------        --------

TOTAL ASSETS .......................................................        $850,496        $784,190
                                                                            ========        ========


                                   (CONTINUED)

                                 TBC CORPORATION
                 RESTATED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                      RESTATED
                                                                    SEPTEMBER 30,    DECEMBER 31,
                                                                        2004             2003
                                                                    -------------    ------------
                                                                    (UNAUDITED)      (UNAUDITED)
CURRENT LIABILITIES:

        OUTSTANDING CHECKS, NET .............................        $  12,979         $  11,411

        NOTES PAYABLE TO BANKS ..............................           72,100            29,100

        CURRENT PORTION OF LONG-TERM DEBT AND
               CAPITAL LEASE OBLIGATIONS ....................           39,195            28,723

        ACCOUNTS PAYABLE, TRADE .............................          103,129           114,708

        OTHER CURRENT LIABILITIES ...........................          107,158            91,730
                                                                     ---------         ---------

                         TOTAL CURRENT LIABILITIES ..........          334,561           275,672
                                                                     ---------         ---------

LONG-TERM DEBT AND CAPITAL LEASE
        OBLIGATIONS, LESS CURRENT PORTION ...................          176,289           208,620
                                                                     ---------         ---------

NONCURRENT LIABILITIES ......................................           34,810            28,900
                                                                     ---------         ---------

DEFERRED INCOME TAXES .......................................           11,190             7,890
                                                                     ---------         ---------

STOCKHOLDERS' EQUITY:

        COMMON STOCK, $0.10 PAR VALUE, SHARES ISSUED
               AND OUTSTANDING - 22,266 AT SEPTEMBER 30, 2004
               AND 21,905 AT DECEMBER 31, 2003  .............            2,227             2,190

        ADDITIONAL PAID-IN CAPITAL ..........................           28,491            23,898

        OTHER COMPREHENSIVE INCOME (LOSS) ...................           (1,281)           (1,637)

        RETAINED EARNINGS ...................................          264,209           238,657
                                                                     ---------         ---------

                         TOTAL STOCKHOLDERS' EQUITY .........          293,646           263,108
                                                                     ---------         ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..................        $ 850,496         $ 784,190
                                                                     =========         =========


                                   (CONTINUED)

                                 TBC CORPORATION
                               SUPPLEMENTARY DATA
               (IN THOUSANDS, EXCEPT PERCENTAGES AND STORE COUNTS)
                                   (UNAUDITED)



                                                      THREE MONTHS ENDED             NINE MONTHS ENDED
                                                        SEPTEMBER 30,                   SEPTEMBER 30,
                                                 --------------------------      --------------------------
                                                                  RESTATED                        RESTATED
                                                    2004            2003            2004            2003
                                                 ----------      ----------      ----------      ----------
RECONCILIATION OF EBITDA TO NET INCOME:

       EBITDA                                    $   27,917      $   23,632      $   73,393      $   56,083

       LESS - DEPRECIATION AND AMORTIZATION           6,412           5,075          19,979          13,703

              INTEREST EXPENSE - NET                  4,690           2,786          13,895           7,046

              PROVISION FOR INCOME TAXES              5,893           5,751          13,967          12,727
                                                 ----------      ----------      ----------      ----------

       NET INCOME                                $   10,922      $   10,020      $   25,552      $   22,607
                                                 ==========      ==========      ==========      ==========


SEGMENT INFORMATION:

       NET SALES -

              RETAIL                             $  304,000      $  191,444      $  881,532      $  503,367

              WHOLESALE                          $  172,464      $  170,957      $  485,263      $  444,422
                                                 ----------      ----------      ----------      ----------

              CONSOLIDATED                       $  476,464      $  362,401      $1,366,795      $  947,789
                                                 ==========      ==========      ==========      ==========

       EBITDA -

              RETAIL                             $   18,618      $   14,996      $   46,949      $   35,131

              WHOLESALE                          $    9,299      $    8,636      $   26,444      $   20,952
                                                 ----------      ----------      ----------      ----------

              CONSOLIDATED                       $   27,917      $   23,632      $   73,393      $   56,083
                                                 ==========      ==========      ==========      ==========

CAPITAL EXPENDITURES                             $    3,824      $    4,488      $   18,116      $   14,585

RETAIL SAME-STORE SALES % CHANGE                       -1.7%            1.7%            1.7%            1.1%

RETAIL STORE COUNTS, AT END OF PERIOD

       COMPANY OPERATED STORES                                                          602             357

       FRANCHISED BIG O STORES                                                          569             561
                                                                                 ----------      ----------

       TOTAL                                                                          1,171             918
                                                                                 ==========      ==========